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                                  EXHIBIT 23.1

                    Report of Independent Public Accountants

To the Shareholders' and Board of Directors of Russ Berrie and Company, Inc.:

We have audited, in accordance with generally accepted auditing standards, the consolidated financial statements of Russ Berrie and Company, Inc. and subsidiaries as of December 31, 1997 and for the year then ended included in this Form 10-K and have issued our report thereon dated January 30, 1998. Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedule listed in the index is the responsibility of the Company's management and is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly state in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.


                                                     ARTHUR ANDERSEN LLP


Roseland, New Jersey
January 30, 1998


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